Exhibit 5.1

ALSTON&BIRD LLP

One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424

404-881-7000
Fax: 404-881-7777
www.alston.com

September 6, 2005

Duke Realty Corporation

600 East 96th Street, Suite 100

Indianapolis, IN  46240

Ladies and Gentlemen:

We have acted as counsel to Duke Realty Corporation, an Indiana corporation (the “Company”), in connection with the Company’s registration on Form S-3 (the “Registration Statement”), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of the offering by the selling shareholders identified in the Registration Statement (the “Selling Shareholders”) of up to 171,990 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  The Shares may be issued by the Company to the Selling Shareholders to the extent that the Selling Shareholders, who presently own 171,990 units of limited partnership interest (the “Units”) in Duke Realty Limited Partnership, an Indiana limited partnership, exercise their right to redeem their Units in exchange for the Shares.  This opinion letter is being furnished to satisfy the requirements of Item 601(b)(5) of Regulation S-K in connection with the filing of the Registration Statement.

We have examined the Third Restated Articles of Incorporation of the Company (the “Articles of Incorporation”), the Third Amended and Restated Bylaws of the Company and such other documents as we have deemed to be relevant to this opinion letter and the Registration Statement.  We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the statements as to factual matters made in the Registration Statement and in originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and the Selling Shareholders, or their respective representatives, and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original

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documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.  Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Based upon and subject to the foregoing, and subject to the other qualifications and assumptions expressed herein, it is our opinion that (a) the Company has the authority to issue the Shares, the offering by the Selling Shareholders of which is to be registered under the Registration Statement, and (b) upon the adoption by the Board of Directors of resolutions of the Company relating to the issuance and registration of the Shares, certified by an officer of the Company and in a form and content required by applicable law (the “Resolutions”), the Shares, upon issuance, delivery of and payment for such Shares in the manner contemplated by the Resolutions, the Registration Statement, and/or an applicable prospectus supplement, will be duly authorized, validly issued, fully paid and nonassessable.

The foregoing opinion assumes that (i) all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities, and (ii) there is a sufficient number of authorized but unissued shares of Common Stock available for issuance under the Articles of Incorporation in connection with the issuance of the Shares being offered under the Registration Statement.  The foregoing opinion is limited to the Indiana Business Corporation Law.  We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

This opinion letter is delivered to the Company solely for its use in connection with the transactions contemplated by the Registration Statement, and may not be used, circulated, quoted or otherwise relied upon by any other person, or for any other purpose without our prior express written consent, except that the Company may file a copy of this opinion letter as an exhibit to the Registration Statement.  The only opinion rendered by us in this opinion letter consists of those matters set forth in the fourth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and we further consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are experts within the meaning of Section 7 of the Securities Act.

Very truly yours,

ALSTON & BIRD LLP

By:	/s/ Mark C. Kanaly
Mark C. Kanaly
A Partner